Warren S. Kimber, Jr.
702 W. Hamilton Street
Allentown, PA  18101



August 8, 2013




Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Attention:  Filing Desk

RE:  Lehigh Gas Partners LP (LGP)

To Whom It May Concern

As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize Frank Macerato, Michelle Henriquez, and Kadryn Lattig, severally and not jointly, to sign and file on my behalf any Forms 3, 4 or 5 that I am required to file with respect to the securities of Lehigh Gas Partners LP.

I acknowledge that neither Frank Macerato, Michelle Henriquez, nor Kadryn Lattig, is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.

						Sincerely


						/s/ Warren S. Kimber, Jr.